Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration statements on Form S-8 (No. 333-59856 and No. 333-04893) pertaining to the 2000 stock option plan and the 1995 stock option plan of our report dated March 30, 2007, on the consolidated financial statements of Wireless Telecom Group, Inc. as of and for the year ended December 31, 2006.

/s/ PKF

Certified Public Accountants
A Profession Corporation

New York, New York
March 30, 2007

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